Exhibit 99.1

NEWS RELEASE
Contact:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA RENEWS CREDIT CARD PROGRAM TO SUPPORT
FAST-GROWING LUXURY FURNITURE RETAILER ARHAUS

•	Alliance Data Retail Services to continue to manage private label credit program for one of the fastest-growing high-end furniture retailers in the country
•	Alliance Data to expand reach of program through launch of loyalty component and digital marketing initiatives

DALLAS – Dec. 2, 2014 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Retail Services business, which manages more than 135 private label and co-brand credit programs, has signed a multi-year renewal agreement to continue to provide private label credit card services for Arhaus Furniture (www.arhaus.com), a Cleveland-based retailer of handcrafted, one-of-a-kind furniture for the home or office made by artisans all over the world. Arhaus uses raw materials, fabrics, textures and designs that are unique to its stores, including reclaimed and recycled materials from sustainable sources. Founded in 1986, Arhaus Furniture will operate 53 stores in 19 states by the end of 2014 and was ranked as one of the top 50 furniture retailers and the second fastest-growing furniture retailer in the country by Furniture Today1.

Melisa Miller, president of Alliance Data Retail Services, said, "Arhaus Furniture has been a valued Alliance Data client for more than 20 years, and we have great respect for their unique, high-quality products, impeccable customer service and enduring value. We're pleased to offer our deep marketing analytics, loyalty solutions and digital capabilities to help Arhaus expand the benefits of their program as they embark on a rapid and strategic growth plan and enter new markets."

Alliance Data Retail Services will continue to provide a full suite of credit and marketing services for the Arhaus Credit Card program, which provides a wide range of flexible financing and payment options. Alliance Data will provide digital marketing solutions to complement Arhaus' plans to leverage mobile technology at the point-of-sale, including the launch of account acquisition via tablets in-store. Through the use of marketing analytics capabilities, Alliance Data will work with Arhaus to launch a loyalty program to complement the features and benefits of the credit program and drive long-term customer relationships and multi-category spend with the brand.

1 Source:  Furniture Today's "Top 100 U.S. Furniture Stores 2014"

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation's leading providers of branded credit card programs, with more than 135 marketing-driven private label, co-brand and commercial programs in partnership with many of North America's best-known brands. The business delivers upon its Know more. Sell more.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted marketing expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 14,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of World's Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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